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                                                                      Exhibit 12

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                   THREE MONTHS
                                                                      ENDED
                                                                    MARCH 31,
                                                                  -------------
                                                                   2005    2006
                                                                  -----   -----
Net Income ....................................................   $  28   $  43
Income taxes ..................................................      12      21
Capitalized interest ..........................................      (1)     (1)
                                                                  -----   -----
                                                                     39      63
                                                                  -----   -----
Fixed charges, as defined:
   Interest ...................................................      85      61
   Capitalized interest .......................................       1       1
   Interest component of rentals charged to operating income ..      --      --
                                                                  -----   -----
   Total fixed charges ........................................      86      62
                                                                  -----   -----
Earnings, as defined ..........................................   $ 125   $ 125
                                                                  =====   =====
Ratio of earnings to fixed charges ............................    1.46    2.02
                                                                  =====   =====